EXHIBIT 10.1

LIMITED PARTNERSHIP AGREEMENT

OF

CNL MACQUARIE GROWTH, LP

RECITALS

This Limited Partnership Agreement (this “Agreement”) is entered into this 19th day of December, 2008, between CNL Macquarie Growth TRS LLC, a Delaware limited liability company (the “General Partner”) and the Limited Partners (as defined below) set forth on Exhibit A attached hereto. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Article 1.

AGREEMENT

WHEREAS, the General Partner is a wholly-owned direct subsidiary of CNL Macquarie Global Growth Trust, Inc., a Maryland corporation (the “GP Parent” and, together with the General Partner, the “GP Parties”), which GP Parent is also a Limited Partner;

WHEREAS, the GP Parent intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended;

WHEREAS, the GP Parties desire to conduct their current and future business through the Operating Partnership (as defined below);

WHEREAS, in furtherance of the foregoing, the GP Parties desire to contribute certain assets to the Operating Partnership from time to time;

WHEREAS, in exchange for the GP Parties’ contribution of assets, the parties desire that the Operating Partnership issue Operating Partnership Units (as defined below) to the GP Parties in accordance with the terms of this Agreement;

WHEREAS, the Preferred OP Unitholders (as defined below) will make certain contributions to the Operating Partnership in exchange for Preferred Operating Partnership Units (as defined below) in accordance with the terms of this Agreement;

WHEREAS, in furtherance of the Operating Partnership’s business, the Operating Partnership may acquire assets from time to time by means of the contribution of such assets to the Operating Partnership by the owners thereof in exchange for Operating Partnership Units; and

WHEREAS, the parties hereto wish to establish herein their respective rights and obligations in connection with all of the foregoing and certain other matters;

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

ARTICLE 1

DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

“ACT” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“ADDITIONAL FUNDS” has the meaning set forth in Section 4.4 hereof.

“ADDITIONAL SECURITIES” means any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 8.5 hereof or REIT Shares issued pursuant to a dividend reinvestment plan of the GP Parent) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares issued from time to time by the GP Parent, as set forth in Section 4.3(a).

“ADJUSTED CAPITAL ACCOUNT” means, with respect to a given Partner and on a given date, such Partner’s Capital Account balance plus the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that such Partner would be obligated to contribute to the capital of the Operating Partnership if the Operating Partnership were to undergo a Hypothetical Liquidation as of such date.

“ADMINISTRATIVE EXPENSES” means (i) all administrative and operating costs and expenses incurred by the Operating Partnership, (ii) those administrative costs and expenses of the GP Parties, including any salaries or other payments to directors, officers or employees of the GP Parties, and any accounting and legal expenses of the GP Parties, which expenses, the Partners have agreed, are expenses of the Operating Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the GP Parties that are attributable to Properties or partnership interests in a Subsidiary Partnership that are owned by the GP Parties directly.

“ADVISOR” or “ADVISORS” means CNL Macquarie Global Growth Advisors, LLC, a limited liability company organized under the laws of the state of Delaware, or any successor advisor to the GP Parent and the Operating Partnership. Notwithstanding the forgoing, a Person hired or retained by CNL Macquarie Global Growth Advisors, LLC to perform property and securities management and related services for the General Partner or the Operating Partnership that is not hired or retained to perform substantially all of the functions of CNL Macquarie Global Growth Advisors, LLC with respect to the General Partner or the Operating Partnership as a whole shall not be deemed to be an Advisor.

“AFFILIATE” or “AFFILIATED” or any derivation thereof means, when used with reference to a specified Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; or (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. Notwithstanding anything to the contrary contained herein, the Initial Preferred OP Unitholders shall not be deemed an Affiliate of each other or of either of the GP Parties or the Operating Partnership. For purposes of the foregoing, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“AGREED VALUE” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The names and addresses of the Partners, number of Operating Partnership Units or Preferred Operating Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions (if any) as of the date of contribution are set forth on Exhibit A.

“AGREEMENT” means this Limited Partnership Agreement, as amended, modified supplemented or restated from time to time, as the context requires.

“APPLICABLE PERCENTAGE” has the meaning provided in Section 8.5(b) hereof.

“ARTICLES OF INCORPORATION” means the Articles of Incorporation of the GP Parent, as amended from time to time.

“BOARD OF DIRECTORS” or “BOARD” shall have the meaning set forth in the Articles of Incorporation.

“CAPITAL ACCOUNT” has the meaning provided in Section 4.5 hereof.

“CAPITAL COMMITMENT TERMINATION DATE” means the earliest of (i) the date on which the Initial Preferred OP Unitholders have actually made Capital Contributions to the Operating Partnership in the full amount set forth as such parties’ “Capital Commitments” in Section 4.2(a) hereof, (ii) the date that is six (6) months after the Initial Effective Date, and (iii) the first date on which the aggregate net Capital Contributions actually made by the GP Parties to the Operating Partnership pursuant to Section 4.3(a) (excluding any deemed Capital Contributions pursuant to Section 4.3(c) hereof) equal at least Eighty Million Dollars ($80,000,000).

“CAPITAL CONTRIBUTION” means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset (other than cash) contributed, deemed contributed or agreed to be contributed, as the context requires, to the Operating Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Operating Partnership Interest of such Partner. Notwithstanding the foregoing, if, in connection with a Capital Contribution of Property or other asset (other than cash), the Operating Partnership assumes a liability or takes such Property or other asset subject to a liability, then the amount of the Capital Contribution shall be the Agreed Value of such Property or other asset less the amount of such liability.

“CARRYING VALUE” means, with respect to any asset of the Operating Partnership, the asset’s adjusted net basis for federal income tax purposes or, in the case of any asset contributed to the Operating Partnership, the Agreed Value of such asset at the time of contribution, except that the Carrying Values of all assets may, at the discretion of the General Partner, be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), as provided for in Section 4.5. In the case of any asset of the Operating Partnership that has a Carrying Value that differs from its adjusted tax basis, the Carrying Value shall be adjusted by the amount of depreciation, depletion and amortization calculated for purposes of the definition of Profit and Loss rather than the amount of depreciation, depletion and amortization determined for federal income tax purposes.

“CASH AMOUNT” means, with respect to Operating Partnership Units as to which the Redemption Right has been exercised via a Notice of Redemption, an amount of cash equal to the lesser of (i) the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption or (ii) the applicable Redemption Price determined by the General Partner.

“CERTIFICATE” means any instrument or document that is required under the laws of the State of Delaware or any other jurisdiction in which the Operating Partnership conducts business, to be signed and sworn to by the Partners of the Operating Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.2 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Operating Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Operating Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“CNL” means CNL Real Estate Group, Inc., a Florida corporation.

“CODE” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“COMMISSION” means the U.S. Securities and Exchange Commission.

“CONVERSION FACTOR” means 1.0, provided that in the event that the GP Parent (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the GP Parent shall become the successor owner of the GP Parent’s Operating Partnership Interest pursuant to any merger, consolidation or combination of the GP Parent with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination, and, provided further, that if Additional Securities other than REIT Shares are issued or otherwise distributed to all holders of the outstanding REIT Shares, then the Conversion Factor shall be adjusted appropriately as determined by a majority of the Independent Directors to reflect the value of such Additional Securities. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

“CURRENTLY CONVERTIBLE UNITS” has the meaning provided in Section 8.7(a) hereof.

“DIRECTOR” shall have the meaning set forth in the Articles of Incorporation.

“EVENT OF BANKRUPTCY” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“EXCEPTED HOLDER LIMIT” shall have the meaning set forth in the Articles of Incorporation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time or such other accounting basis mandated by the Commission.

“GENERAL PARTNER” means CNL Macquarie Growth TRS LLC, a Delaware limited liability company, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

“GENERAL OPERATING PARTNERSHIP INTEREST” means an Operating Partnership Interest held by the General Partner that is a general partnership interest.

“GP PARTIES” has the meaning provided in the Recitals hereof.

“HYPOTHETICAL LIQUIDATION” means a hypothetical series of transactions occurring on a given date, in which the Operating Partnership is liquidated and all assets of the Operating Partnership, including cash, are sold for cash equal to their Carrying Value, taking into account any adjustments thereto for such period, all liabilities of the Operating Partnership are satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and Net Sales Proceeds (after satisfaction of such liabilities) are distributed in full pursuant to Section 5.2(b)(ii).

“INDEMNITEE” means (i) any Person made a party to a proceeding by reason of its status as the General Partner or a director, officer or employee of the General Partner or the Operating Partnership, and (ii) such other Persons (including Affiliates of the General Partner or the Operating Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

“INDEPENDENT DIRECTOR” shall have the meaning set forth in the Articles of Incorporation.

“INITIAL EFFECTIVE DATE” means the effective date of the GP Parent’s initial registration statement filed with the Commission on Form S-11 with respect to the issuance of REIT Shares.

“INITIAL PREFERRED OP UNITHOLDERS” means, collectively, CNL and MRE.

“JOINT VENTURE” means joint venture or general partnership arrangements in which the Operating Partnership or any of its Subsidiaries is a co-venturer or partner and which are established to acquire Real Properties.

“LEVERAGE LIMITATION AMOUNT” has the meaning provided in Section 8.7(c) hereof.

“LIMITED PARTNER” means any Person named as a Limited Partner on Exhibit A attached hereto, and any Person who becomes an additional Limited Partner or a Substitute Limited Partner, in such Person’s capacity as a Limited Partner in the Operating Partnership.

“LIMITED PARTNERSHIP INTEREST” means the ownership interest of a Limited Partner in the Operating Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

“LISTING” means the listing of the REIT Shares of the GP Parent on a national securities exchange or the receipt by the GP Parent’s stockholders of securities that are listed on a national securities exchange in exchange for the GP Parent’s REIT Shares. Upon such commencement of trading of the REIT Shares on a national securities exchange, the REIT Shares shall be deemed Listed.

“LOSS” has the meaning provided in Section 5.1(f) hereof.

“MINIMUM NON-GP PARENT PERCENTAGE INTEREST” means the lesser of (i) 1% and (ii) if the total Capital Contributions to the Operating Partnership on account of Operating Partnership Units exceeds $50 million, 1% divided by the ratio of the total Capital Contributions to the Operating Partnership on account of Operating Partnership Units to $50 million; provided, however, that the Minimum Non-GP Parent Percentage Interest shall not be less than 0.2% at any time.

“MORTGAGES” means mortgages, deeds of trust or other security interests on or applicable to Real Property.

“MRE” means Macquarie Real Estate Advisory Services LLC, a Delaware limited liability company.

“NET SALES PROCEEDS” means in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the GP Parties or the Operating Partnership, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the GP Parties or the Operating Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the GP Parties’ or Operating Partnership’s pro rata share of the proceeds of any such transaction received by the Joint Venture less the amount of any selling expenses incurred by or on behalf of the Joint Venture, less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the GP Parties or the Operating Partnership. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the GP Parties, Operating Partnership or any Joint Venture, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the GP Parties, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. With respect to each of the transactions or series of transactions described above in this definition, Net Sales Proceeds means the proceeds of such transaction or series of transactions less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the GP Parties, the Operating Partnership or any Joint Venture in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the General Partner determines, in its discretion, to be economically equivalent to proceeds of a Sale. The repayment of debt shall be deducted from the proceeds of a transaction for the purpose of calculating Net Sales Proceeds.

“NOTICE OF REDEMPTION” means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto.

“OFFER” has the meaning set forth in Section 7.1(c) hereof.

“OFFERING” means the initial offer and sale of REIT Shares to the public.

“OP UNITHOLDERS” means all holders of Operating Partnership Interests other than the Preferred OP Unitholders.

“OPERATING PARTNERSHIP” means CNL Macquarie Growth, LP, a Delaware limited partnership.

“OPERATING PARTNERSHIP INTEREST” means an ownership interest in the Operating Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such an Operating Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“OPERATING PARTNERSHIP UNIT” means a fractional, undivided share of the Operating Partnership Interests of all Partners issued hereunder excluding the Operating Partnership Interests represented by Preferred Operating Partnership Units. The allocation of Operating Partnership Units among the Partners shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

“OPTIONAL DISSOLUTION EVENT” means either (i) the second (2nd) anniversary of the date of this Agreement, if and only if the Initial Effective Date has not occurred on or before such date, or (ii) the second (2nd) anniversary of the Initial Effective Date, if and only if, as of such date, there are any Preferred Operating Partnership Units that have been issued by the Operating Partnership have not been exchanged, converted, redeemed, cancelled or reclassified as a Subordinated Convertible Unit in accordance with this Agreement.

“OWNERSHIP LIMIT” shall have the meaning set forth in the Articles of Incorporation.

“PARTNER” means any General Partner or Limited Partner.

“PARTNER NONRECOURSE DEBT MINIMUM GAIN” has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“PARTNERSHIP MINIMUM GAIN” has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership minimum gain is determined by first computing, for each Operating Partnership nonrecourse liability, any gain the Operating Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“PARTNERSHIP RECORD DATE” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by the GP Parent for a distribution to its shareholders of some or all of its portion of such distribution.

“PERCENTAGE INTEREST” means the percentage determined by dividing the Operating Partnership Units owned by a Partner by the total number of Operating Partnership Units then outstanding. The Percentage Interest of each Partner shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

“PERSON” means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.

“PREFERRED OP UNITHOLDERS” means the holders of Preferred Operating Partnership Units.

“PREFERRED OPERATING PARTNERSHIP UNIT” means a unit of a series of Operating Partnership Interests, designated as Preferred Operating Partnership Units, issued pursuant to Section 4.1 or 4.2(c). The number of Preferred Operating Partnership Units outstanding is set forth on Exhibit A, as such Exhibit may be amended from time to time.

“PREFERRED RESOLUTION DATE” means the latest of (i) the date that all principal and interest on any OP Notes that have been issued and outstanding pursuant to Section 8.7 hereof have been paid in full by the Operating Partnership so that such OP Notes have been satisfied and cancelled, (ii) the date on which each Preferred Operating Partnership Unit that has been issued by the Operating Partnership has been exchanged, converted, redeemed, cancelled or reclassified as a Subordinated Convertible Unit in accordance with this Agreement, and (iii) the Capital Commitment Termination Date or, if later, the date on which all Capital Contributions with respect to any Capital Call Notices delivered on or prior to the Capital Commitment Termination Date have been made by the Initial Preferred OP Unitholders, taking into account Section 4.2(e) hereof.

“PREFERRED RETURN” means with respect to each Preferred Operating Partnership Unit, for each fiscal year of the Operating Partnership, commencing on the date of issuance of such Preferred Operating Partnership Unit and ending on the date that such Preferred Operating Partnership Unit is deemed to be redeemed and cancelled in accordance with Section 8.9, an amount per annum equal to Five Percent (5%) multiplied by the Capital Contribution made by the Preferred OP Unitholder or its predecessor in respect of such Preferred Operating Partnership Unit (i.e., Ten Dollars ($10.00)). The Preferred Return shall (i) be cumulative to the extent not paid currently; (ii) accrue daily and be prorated for any partial fiscal year; (iii) be compounded annually on each December 31; and (iv) be computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as applicable.

“PRIORITY CONVERTIBLE UNITS” has the meaning set forth in Section 8.7(a).

“PROFIT” has the meaning provided in Section 5.1(f) hereof.

“PROPERTY” means any Real Property, Real Estate Related Securities or other investment in which the Operating Partnership holds an ownership interest.

“QUARTERLY CONVERSION OPTION AMOUNT” has the meaning set forth in Section 8.7(a).

“QUARTERLY CONVERSION OPTION NOTICE” has the meaning set forth in Section 8.7(a).

“QUARTERLY RAISE AMOUNT” has the meaning set forth in Section 8.7(a).

“QUARTERLY SUBORDINATE CONVERSION AMOUNT” has the meaning set forth in Section 8.7(b)(iii).

“REAL ESTATE RELATED SECURITIES” means the real estate related securities investments, or such investments the General Partner and the Advisor mutually designate as Real Estate Related Securities to the extent such investments could be classified as either Real Estate Related Securities or Real Property, which are owned from time to time by the General Partner, the Operating Partnership, Subsidiaries or Joint Ventures.

“REAL PROPERTY” means (i) land, including the buildings located thereon, (ii) land only, and/or (iii) the buildings only, which are owned from time to time by the General Partner or the Operating Partnership, either directly or through subsidiaries, joint venture arrangements or other partnerships, or (iv) such investments the General Partner and the Advisor mutually designate as Real Property to the extent such investments could be classified as either Real Property or Real Estate Related Securities. Properties sold by the General Partner or any of its Affiliates to tenancy-in-common investors shall be deemed Real Property for the purposes of this definition so long as (a) such properties are being leased by the General Partner or any of its Affiliate from the tenancy-in-common investors, and (b) such properties are reflected as assets of the General Partner in accordance with GAAP.

“REDEMPTION PRICE” means the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption multiplied by any discount determined by the General Partner, including but not limited to, any discount based upon the combined number of years that the applicable Partner has held the Operating Partnership Units offered for redemption.

“REDEMPTION RIGHT” has the meaning provided in Section 8.5(a) hereof.

“REGULATIONS” means the Federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“REGULATORY ALLOCATIONS” has the meaning set forth in Section 5.1(g) hereof.

“REIT” means a real estate investment trust as defined pursuant to Sections 856 through 860 of the Code.

“REIT EXPENSES” means (i) costs and expenses relating to the formation and continuity of existence and operation of the GP Parent and any Subsidiaries thereof (which Subsidiaries shall, for purposes of this paragraph, be included within the definition of GP Parent), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the GP Parent, (ii) costs and expenses relating to any public offering and registration of securities by the GP Parent and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the GP Parent, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the GP Parent under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the GP Parent with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the GP Parent, (vii) costs and expenses incurred by the GP Parent relating to any issuing or redemption of Operating Partnership Interests, and (viii) all other operating or administrative costs of the GP Parent incurred in the ordinary course of its business on behalf of or in connection with the Operating Partnership.

“REIT SHARE” means a common share of beneficial interest in the GP Parent (or successor entity, as the case may be).

“REIT SHARES AMOUNT” means a number of REIT Shares equal to the product of the number of Operating Partnership Units offered for exchange by a Tendering Party, multiplied by the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event the GP Parent issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

“RELATED PARTY” means, with respect to any Person, any other Person whose ownership of shares of the GP Parent’s capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).

“SALE” or “SALES” means (i) any transaction or series of transactions whereby: (A) the GP Parties or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, including any event with respect to any Real Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the GP Parties or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the GP Parties or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, including any event with respect to any Real Property which gives rise to insurance claims or condemnation awards; (D) the GP Parties or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any mortgage or portion thereof (including with respect to any mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the GP Parties, the Operating Partnership or any Joint Venture directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other asset not previously described in this definition or any portion thereof.

“SECURITIES ACT” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“SERVICE” means the United States Internal Revenue Service.

“SPECIFIED REDEMPTION DATE” means the first business day of the month that is at least sixty (60) business days after the receipt by the General Partner of the Notice of Redemption.

“SUBORDINATED CONVERTIBLE UNITS” has the meaning set forth in Section 8.7(b)(ii).

“SUBSIDIARY” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“SUBSIDIARY PARTNERSHIP” means any partnership of which the partnership interests therein are owned by the General Partner or a direct or indirect subsidiary of the General Partner.

“SUBSTITUTE LIMITED PARTNER” means any Person admitted to the Operating Partnership as a Limited Partner pursuant to Section 9.3 hereof.

“SUCCESSOR ENTITY” has the meaning provided in the definition of “Conversion Factor” contained herein.

“SURVIVOR” has the meaning set forth in Section 7.1(d) hereof.

“TAX MATTERS PARTNER” has the meaning described in Section 10.5(a) hereof.

“TENDERED UNITS” has the meaning provided in Section 8.5(a) hereof.

“TENDERING PARTY” has the meaning provided in Section 8.5(a) hereof.

“TOTAL PREFERENCE AMOUNT” means, with respect to a given Preferred OP Unitholder, and as of a given date, the difference between (i) the sum of (A) such Preferred OP Unitholder’s (and its predecessors’) aggregate Capital Contributions made with respect to Preferred Operating Partnership Units on or before such date and (B) the aggregate Preferred Return that has accrued through such date with respect to all Preferred Operating Partnership Units held by such Preferred OP Unitholder (or its predecessors), at all times and (ii) the sum of (A) the total distributions that have been made on or before such date to such Preferred OP Unitholder (or its predecessors) pursuant to Sections 5.2(b)(i)(B), 5.2(b)(ii)(A) and 5.2(b)(ii)(B), (B) the initial principal amount of any OP Note issued on or before such date to such Preferred OP Unitholder (or its predecessors) pursuant to Section 8.7 hereof and (C) with respect to any Preferred Operating Partnership Units that have been converted into Operating Partnership Units pursuant to Section 8.8 hereof, the Total Preference Amount of such Preferred Operating Partnership Units calculated as of immediately prior to the effectiveness of such conversion. To the extent that it is necessary to allocate distributions described in clause (ii)(A) of the preceding sentence among particular Preferred Operating Partnership Units held by a given Preferred OP Unitholder, such distributions shall be allocated on a “first in, first out” basis, i.e., the oldest accruals of Preferred Return shall be deemed to have been paid first, and the oldest issued Preferred Operating Partnership Units shall be deemed to have been redeemed first.

“TRANSACTION” has the meaning set forth in Section 7.1(c) hereof.

“TRANSFER” has the meaning set forth in Section 9.2(a) hereof.

“UNPAID PREFERRED RETURN” means, with respect to a given Preferred OP Unitholder, and as of a given date, the difference between (i) the aggregate Preferred Return that has accrued through such date with respect to all Preferred Operating Partnership Units held by such Preferred OP Unitholder (or its predecessors), at all times and (ii) the total distributions that have been made on or before such date to such Preferred OP Unitholder (or its predecessors) pursuant to Sections 5.2(b)(i)(B) and 5.2(b)(ii)(A). To the extent that it is necessary to allocate distributions among particular Preferred Operating Partnership Units held by a given Preferred OP Unitholder, such distributions shall be allocated on a “first in, first out” basis, i.e., the oldest accruals of Preferred Return shall be deemed to have been paid first.

“VALUE” means the fair market value per share of REIT Shares which will equal: (i) if REIT Shares are Listed, the average closing price per share for the previous thirty business days, (ii) if REIT Shares are not Listed, the most recent offering price per share or share equivalent of REIT Shares, until December 31st of the year following the year in which the most recently completed offering of REIT Shares has expired (without taking into account any discounts), and (iii) thereafter, such price per REIT Share as the management of the General Partner determines in good faith.

ARTICLE 2

OPERATING PARTNERSHIP FORMATION AND IDENTIFICATION

2.1 Formation. The Operating Partnership was formed as a limited partnership pursuant to the Act and all other pertinent laws of the State of Delaware for the purposes and upon the terms and conditions set forth in this Agreement.

2.2 Name, Office and Registered Agent. The name of the Operating Partnership is CNL Macquarie Growth, LP. The specified office and place of business of the Operating Partnership shall be c/o the General Partner, 450 South Orange Ave, Orlando, FL 32801. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Operating Partnership’s registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The sole duty of the registered agent as such is to forward to the Operating Partnership any notice that is served on it as registered agent.

2.3 Partners.

(a) The General Partner of the Operating Partnership is CNL Macquarie Growth TRS LLC, a Delaware limited liability company. Its principal place of business is the same as that of the Operating Partnership.

(b) The Limited Partners are those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time.

2.4 Term and Dissolution.

(a) The term of the Operating Partnership shall continue in full force and effect until December 31, 2038, as such date may be extended from time to time by the General Partner in its sole discretion, except that the Operating Partnership shall be dissolved upon the first to occur of any of the following events:

(i) The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Operating Partnership is continued pursuant to Section 7.3(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Operating Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

(ii) The passage of ninety (90) days after the sale or other disposition of all or substantially all of the assets of the Operating Partnership (provided that if the Operating Partnership receives an installment obligation as consideration for such sale or other disposition, the Operating Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);

(iii) If and only if an Optional Dissolution Event has occurred, at any time thereafter, the election by a Preferred OP Unitholder that the Operating Partnership should be dissolved; or

(iv) The election by the General Partner that the Operating Partnership should be dissolved.

(b) Upon dissolution of the Operating Partnership (unless the business of the Operating Partnership is continued pursuant to Section 7.3(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel any Certificate(s) and liquidate the Operating Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.6 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Operating Partnership (including those necessary to satisfy the Operating Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.5 Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Operating Partnership, any and all amendments to the Certificate(s) and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Operating Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Operating Partnership conducts business.

2.6 Certificates Describing Operating Partnership Units and Special Operating Partnership Units. At the request of a Limited Partner, the General Partner, at its option, may issue (but in no way is obligated to issue) a certificate summarizing the terms of such Limited Partner’s interest in the Operating Partnership, including the number of Operating Partnership Units and Preferred Operating Partnership Units owned and the Percentage Interest and Preferred Percentage Interest represented by such Operating Partnership Units and Preferred Operating Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

This certificate is not negotiable. The Operating Partnership Units and Preferred Operating Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Limited Partnership Agreement of CNL Macquarie Growth, LP, as amended from time to time.

ARTICLE 3

BUSINESS OF THE OPERATING PARTNERSHIP

The purpose and nature of the business to be conducted by the Operating Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the GP Parent at all times to qualify as a REIT, unless the GP Parent otherwise ceases to qualify as a REIT, and in a manner such that the GP Parent will not be subject to any taxes under Section 857 or 4981 of the Code, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the GP Parent’s right in its sole and absolute discretion to qualify or cease qualifying as a REIT, the Partners acknowledge that the GP Parent intends to qualify as a REIT for federal income tax purposes and upon such qualification the avoidance of income and excise taxes on the GP Parent inures to the benefit of all the Partners and not solely to the GP Parent. Notwithstanding the foregoing, the Limited Partners agree that the GP Parent may terminate its status as a REIT under the Code at any time to the full extent permitted under the Articles of Incorporation. The General Partner on behalf of the Operating Partnership shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

ARTICLE 4

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.1 Capital Contributions. The General Partner and the initial Limited Partners have made capital contributions to the Operating Partnership in exchange for the Operating

Partnership Units or Preferred Operating Partnership Units, as applicable, set forth opposite their names on Exhibit A, as such Exhibit may be amended from time to time.

4.2 Additional Capital Contributions By Initial Preferred OP Unitholders and Issuances of Additional Preferred Operating Partnership Units. Except as provided in this Section 4.2, Section 4.3 or in Section 4.4, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Operating Partnership. The Initial Preferred OP Unitholders shall make additional Capital Contributions to the Operating Partnership, in cash, and receive additional Preferred Operating Partnership Units in respect thereof, in the manner contemplated by this Section 4.2.

(a) Capital Commitments. Each Initial Preferred OP Unitholder hereby agrees to make Capital Contributions in the aggregate amount equal to Twenty-five Million Dollars ($25,000,000) with respect to MRE and Fifteen Million Dollars ($15,000,000) with respect to CNL (each, a “Capital Commitment”). The Capital Contributions made by the Initial Preferred OP Unitholders on or before the date hereof as set forth in Section 4.1 are included within, and not in addition to, such Initial Preferred OP Unitholders’ Capital Commitments. Any and all obligations of the Initial Preferred OP Unitholders under this Agreement, including their obligations to make Capital Contributions under Section 4.1 or this Section 4.2, are several and not joint. Notwithstanding any other provision of this Agreement, the Initial Preferred OP Unitholders’ Capital Commitments shall terminate, and the Initial Preferred OP Unitholders shall have no further obligation to make any Capital Contributions pursuant to this Section 4.2, on the Capital Commitment Termination Date, regardless of whether the full amount of such Capital Commitments has been called by the General Partner pursuant to Section 4.2(b) hereof on or before such date; provided, however, that this sentence is not intended to, nor shall it, limit the obligations of the Initial Preferred OP Unitholders for Capital Calls initiated by the General Partner by a Capital Call Notice delivered on or prior to the Capital Commitment Termination Date.

(b) Capital Calls.

(i) Capital Contributions made by an Initial Preferred OP Unitholder to the Operating Partnership with respect to such Initial Preferred OP Unitholder’s Capital Commitment shall be made in United States dollars by wire transfer of immediately available funds to an account or accounts of the Operating Partnership specified by the General Partner to the Initial Preferred OP Unitholders. Notwithstanding any other provision of this Agreement to the contrary, except as otherwise required by the Act or other applicable law, in no event shall any Initial Preferred OP Unitholder be required to make aggregate Capital Contributions in excess of such Initial Preferred OP Unitholder’s Capital Commitment.

(ii) From time to time on or prior to the Capital Commitment Termination Date, the General Partner may deliver written notices (each, a “Capital Call Notice”) to the Initial Preferred OP Unitholders, each of which shall call for a Capital Contribution from each Initial Preferred OP Unitholder (a “Capital Call”), equal to such Initial Preferred OP Unitholder’s share (as calculated pursuant to clause (iii) below) of the amount determined by the General Partner to be appropriate for the Operating Partnership to make investments or acquisitions, fund its working capital needs, pay expenses, establish reserves, repay any indebtedness or other obligations, or for other purposes permitted hereunder; provided, however, that on or after the Initial Effective Date, the General Partner may only deliver a Capital Call Notice (and the Initial

OP Unitholders will only be required to fund any Capital Calls) upon the consent of each of the Initial Preferred OP Unitholders.

(iii) CNL’s share of a given aggregate Capital Call made by the General Partner pursuant to Section 4.2(b)(ii) shall be equal to (A) fifty percent (50%) of the first Twenty Million Dollars ($20,000,000) in cumulative aggregate Capital Calls and (B) twenty-five percent (25%) of the next Twenty Million Dollars ($20,000,000) in cumulative aggregate Capital Calls. MRE’s share of a given aggregate Capital Call made by the General Partner pursuant to Section 4.2(b)(ii) shall be equal to (A) fifty percent (50%) of the first Twenty Million Dollars ($20,000,000) in cumulative aggregate Capital Calls and (B) seventy-five percent (75%) of the next Twenty Million Dollars ($20,000,000) in cumulative aggregate Capital Calls. For purposes of this clause (iii), the Capital Contributions made by the Initial Preferred OP Unitholders on or before the date hereof as set forth in Section 4.1 shall be treated as made pursuant to a Capital Call. For example, if at the time of a given Capital Call, the Initial Preferred OP Unitholders have previously made Capital Contributions, in the aggregate pursuant to Section 4.1 and this Section 4.2, equal to $18,000,000, and if the General Partner makes a new Capital Call in the aggregate amount of $5,000,000, then CNL’s share of such new Capital Call would be $1,750,000 and MRE’s share of such new Capital Call would be $3,250,000.

(iv) Each Initial Preferred OP Unitholder shall be required to make its respective Capital Contribution in the amount stated in a Capital Call Notice on the date specified in such Capital Call Notice, which date shall not be earlier than ten (10) days after the date such Capital Call Notice was delivered to the Initial Preferred OP Unitholders.

(c) Issuances of Additional Preferred Operating Partnership Units. From time to time, in consideration of an Initial Preferred OP Unitholder’s Capital Contribution that is required by, and made in accordance with, this Section 4.2, and subject to Section 4.3(e) hereof, the General Partner shall, and is hereby authorized to, cause the Operating Partnership immediately to issue additional Preferred Operating Partnership Units to such Initial Preferred OP Unitholder. The number of Preferred Operating Partnership Units so issued to such Initial Preferred OP Unitholder shall equal (i) the amount of such Capital Contribution divided by (ii) Ten Dollars ($10.00).

4.3 Additional Capital Contributions and Issuances of Additional Operating Partnership Units. The GP Parent or the General Partner may contribute additional capital to the Operating Partnership, from time to time, and receive additional Operating Partnership Interests in respect thereof, in the manner contemplated in this Section 4.3.

(a) Issuances of Additional Operating Partnership Interests.

(i) General. Subject to Section 4.3(e) hereof, the General Partner is hereby authorized to cause the Operating Partnership to issue such additional Operating Partnership Interests in the form of Operating Partnership Units for any Operating Partnership purpose at any time or from time to time, including but not limited to Operating Partnership Units issued in connection with acquisitions of properties, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Operating Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Operating Partnership income, gain, loss, deduction and credit to each such class or series of Operating Partnership Interests; (ii) the right of each such class or series of Operating Partnership Interests to share in Operating Partnership distributions; and (iii) the rights of each such class or series of Operating Partnership Interests upon dissolution and liquidation of the Operating Partnership; provided, however, that no additional Operating Partnership Interests shall be issued to the GP Parties unless:

(1) (A) the additional Operating Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the GP Parent, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Operating Partnership Interests issued to the General Partner by the Operating Partnership in accordance with this Section 4.3 and (B) the General Partner or the GP Parent shall make an actual Capital Contribution to the Operating Partnership in an amount equal to the net proceeds raised in connection with the issuance of such shares of stock of or other interests in the GP Parent (and, if applicable, such GP Party shall make a deemed Capital Contribution as described in Section 4.3(c) hereof);

(2) the additional Operating Partnership Interests are issued in exchange for property owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Operating Partnership Interests; or

(3) the additional Operating Partnership Interests are issued to all Partners holding Operating Partnership Units in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Operating Partnership to issue Operating Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Operating Partnership. Notwithstanding anything to the contrary in this Section 4.3(a)(i), so long as any Preferred Operating Partnership Unit is outstanding, the General Partner may not, without first obtaining the written consent of each of the Preferred OP Unitholders, cause the Operating Partnership to issue any Operating Partnership Interests other than Operating Partnership Units if such Operating Partnership Interests would have rights to receive any distributions prior to all required distributions to the Preferred OP Unitholders pursuant to Section 5.2(b).

(ii) Upon Issuance of Additional Operating Partnership Interests. The GP Parent shall not issue any Additional Securities other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Operating Partnership to issue to the General Partner or GP Parent, as the General Partner may designate, Operating Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Operating Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner or GP Parent contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General Partner or GP

Parent, to the Operating Partnership; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the General Partner or GP Parent, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the GP Parties and the Operating Partnership by a majority of the Independent Directors. Without limiting the foregoing, the GP Parent is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Operating Partnership to issue to the General Partner or GP Parent corresponding Operating Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the GP Parties and the Operating Partnership, including without limitation, the issuance of REIT Shares and corresponding Operating Partnership Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and (y) the General Partner or GP Parent contributes all proceeds from such issuance to the Operating Partnership. For example, in the event the GP Parent issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Operating Partnership as required hereunder, the GP Parent shall be issued a number of additional Operating Partnership Units equal to the product of (A) the number of such REIT Shares issued by the GP Parent, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

(b) Issuances of Operating Partnership Interests for Services. Subject to Section 4.3(e) hereof, the General Partner, in its sole and absolute discretion, may also (a) issue Operating Partnership Units or designate a new class of Operating Partnership Units for issuance to Persons in exchange for services provided or to be provided by such Persons to or for the benefit of the Operating Partnership; and (b) require such Persons who provide services to or for the benefit of the Operating Partnership to make a Capital Contribution to the Operating Partnership in connection with the issuance of Operating Partnership Units to such Person. Further, the General Partner, in its sole and absolute discretion, may (a) subject such Operating Partnership Units to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a vesting agreement and (b) amend the Operating Partnership Agreement to provide for (A) special allocations of Net Income or Net Loss to such Operating Partnership Units, (B) the redemption or forfeiture of such Operating Partnership Units upon certain events, (C) the terms and conditions of the conversion of such Operating Partnership Units to Common Operating Partnership Units, (D) voting rights of the holders of such Operating Partnership Units and/or (E) such other matters as the General Partner deems appropriate.

(c) Certain Deemed Contributions of Administrative Expenses. In connection with any and all issuances of REIT Shares, the GP Parent shall make, directly or indirectly through the General Partner, Capital Contributions to the Operating Partnership of the net proceeds therefrom, provided that if the net proceeds actually received and contributed by the GP Parent or General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with issuance, or if the GP Parent or General Partner pays or incurs any other Administrative Expenses in connection with any such issuance or otherwise, then the GP Parent or General Partner shall be deemed to have made Capital Contributions to the Operating Partnership in the aggregate amount of such Administrative Expenses (including, without limitation, the difference between the gross proceeds of any such issuance and the net proceeds actually received and contributed by the GP Parent or General Partner) and the Operating Partnership shall be deemed simultaneously to have paid such Administrative Expenses in accordance with Section 6.5 hereof and in connection with the required issuance of additional Operating Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.3(a) hereof.

(d) Minimum Percentage Interest Held by Partners Other than GP Parent. In the event that a redemption pursuant to Section 8.5 hereof or additional Capital Contributions by the GP Parent would result in the Partners other than the GP Parent (including the General Partner, but excluding any Partner that for U.S. federal income tax purposes is an entity with a single owner which for such purposes is disregarded as an entity separate from the GP Parent in accordance with Regulations Section 301.7701-3(b)(1)(ii)) (collectively, the “Non-GP Parent Partners”) having an aggregate Percentage Interest of less than the Minimum Non-GP Parent Percentage Interest, then the GP Parties shall take such action as they determine in their sole discretion (including, by way of example, a contribution by GP Parent to the General Partner of a portion of the GP Parent’s Limited Partnership Interests) so that the Non-GP Parent Partners’ aggregate Percentage Interest at all times is at least equal to the Minimum Non-GP Parent Percentage Interest; provided, however, that this Section 4.3(d) shall apply only until the first (1st ) anniversary of the Preferred Resolution Date and shall have no force or effect thereafter.

(e) Convention for Date of Capital Contributions. Except as otherwise may be determined by the General Partner in its sole discretion, in connection with any Capital Contributions made to the Operating Partnership, and any issuance of Preferred Operating Partnership Units or other Operating Partnership Interests by the Operating Partnership, pursuant to Section 4.2 hereof or this Section 4.3, such Capital Contributions shall be deemed to have been made to the Operating Partnership, and such Preferred Operating Partnership Units or other Operating Partnership Interests shall be deemed to have been issued by the Operating Partnership, effective on the last business day of the calendar month in which such Capital Contributions (or other consideration provided to the Operating Partnership, in the case of Section 4.3(b) hereof) are actually transferred to the Operating Partnership. Any transfers of cash or property made to the Operating Partnership prior to the effective date determined in accordance with this Section 4.3(e) shall be treated as an advance and shall not earn interest or any other return prior to such effective date. This Section 4.3(e) shall apply for all purposes under this Agreement, including for purposes of maintaining Capital Accounts and for purposes of any revaluations of the property of the Operating Partnership pursuant to Section 4.5 hereof.

4.4 Additional Funding. If the General Partner determines that it is in the best interests of the Operating Partnership to provide for additional Operating Partnership funds (“Additional Funds”) for any Operating Partnership purpose, the General Partner may (i) cause the Operating Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Operating Partnership through loans or otherwise, provided, however, that the Operating Partnership may not borrow money from its Affiliates (excluding the General Partner for this purpose), unless a majority of the Directors of the GP Parent (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Operating Partnership than loans between unaffiliated parties under the same circumstances. For the avoidance of doubt, any issuance of OP Notes pursuant and subject to the provisions of Section 8.7 hereof shall not be treated as a borrowing by the Operating Partnership for purposes of this Section 4.4 and shall not be subject to any separate approvals by the Directors of the General Partner, provided that the Leverage Limitation Amount provisions in Section 8.7 shall apply as set forth therein.

4.5 Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If a Partner holds more than one class or category of Operating Partnership Interest (including, by way of example, Operating Partnership Units and Preferred Operating Partnership Units) or any other interest that is treated as a partnership interest in the Operating Partnership for federal income tax purposes (including, under certain circumstances, an OP Note), then the Operating Partnership shall separately track the portion of such Partner’s Capital Account with respect to each such class, category or other type of interest. If (i) a new or existing Partner acquires an additional Operating Partnership Interest in exchange for more than a de minimis Capital Contribution or for the provision of services to or for the benefit of the Operating Partnership, (ii) the Operating Partnership distributes to a Partner more than a de minimis amount of Operating Partnership property or money as consideration for an Operating Partnership Interest, or (iii) the Operating Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), the General Partner may, at its discretion, revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Operating Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

4.6 Percentage Interests. If the number of outstanding Operating Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Operating Partnership Units held by such Partner divided by the aggregate number of Operating Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.6, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the number of outstanding Operating Partnership Units changes and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

4.7 No Interest On Contributions. No Partner shall be entitled to interest on its Capital Contribution.

4.8 Return Of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Operating Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Operating Partnership continues in existence.

4.9 No Third Party Beneficiary. No creditor or other third party having dealings with the Operating Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Operating Partnership shall be deemed an asset of the Operating Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Operating Partnership or pledged or encumbered by the Operating Partnership to secure any debt or other obligation of the Operating Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Operating Partnership.

ARTICLE 5

PROFITS AND LOSSES; DISTRIBUTIONS

5.1 Allocation of Profit and Loss.

(a) General. Profit and Loss (or items thereof) of the Operating Partnership for each fiscal year of the Operating Partnership shall be allocated as follows:

(i) Profit. Profit of the Operating Partnership for each fiscal year shall be allocated:

(A) first, to the OP Unitholders (pro rata based on the total amount required to be allocated to each OP Unitholder pursuant to this Section 5.1(a)(i)(A)), until the aggregate Profit allocated to each OP Unitholder pursuant to this Section 5.1(a)(i)(A) for such fiscal year and all previous fiscal years is equal to the aggregate Loss, if any, allocated to such OP Unitholder pursuant to Section 5.1(a)(ii)(D) hereof for all previous fiscal years;

(B) second, subject to Section 5.8 hereof, to the Preferred OP Unitholders in a manner so that, as of the last day of such fiscal year, each Preferred OP

Unitholder’s Adjusted Capital Account with respect to such Preferred OP Unitholder’s Preferred Operating Partnership Units shall equal the net amount that would have been distributed to such Preferred OP Unitholder under a Hypothetical Liquidation on such date;

(C) third, to the OP Unitholders, in an amount and proportions necessary to cause each OP Unitholder’s Adjusted Capital Account to bear the same ratio to the OP Unitholders’ aggregate Adjusted Capital Accounts as such OP Unitholder’s Percentage Interest as of the last day of such fiscal year; and

(D) thereafter, the balance, if any, to the OP Unitholders, pro rata in accordance with their respective Percentage Interests.

(ii) Loss. Loss of the Operating Partnership for each fiscal year shall be allocated:

(A) first, to the OP Unitholders, in an amount and proportions necessary to cause each OP Unitholder’s Adjusted Capital Account to bear the same ratio to the OP Unitholders’ aggregate Adjusted Capital Accounts as such OP Unitholder’s Percentage Interest as of the last day of such fiscal year;

(B) second, to the OP Unitholders (pro rata based on the total amount required to be allocated to each OP Unitholder pursuant to this Section 5.1(a)(ii)(B)), until the aggregate Loss allocated to each OP Unitholder pursuant to Section 5.1(a)(ii)(A) and this Section 5.1(a)(ii)(B), for such fiscal year and all previous fiscal years (net of any Profit allocated to such OP Unitholder pursuant to Sections 5.1(a)(i)(C) and 5.1(a)(i)(D) hereof for all previous fiscal years), is equal to the difference between (x) the aggregate Capital Contributions that have been made by such OP Unitholder with respect to such OP Unitholder’s Operating Partnership Units and (y) the aggregate distributions that have been made to such OP Unitholder pursuant to Sections 5.2(b) and 5.2(c) in such fiscal year and all previous fiscal years, with each such item calculated as of the last day of such fiscal year;

(C) third, to the Preferred OP Unitholders, in a manner so that, as of the last day of such fiscal year, each Preferred OP Unitholder’s Adjusted Capital Account with respect to such Preferred OP Unitholder’s Preferred Operating Partnership Units shall equal the net amount that would have been distributed to such Preferred OP Unitholder under a Hypothetical Liquidation on such date; and

(D) thereafter, subject to Section 5.8 hereof, the balance, if any, to the OP Unitholders, pro rata in accordance with their respective Percentage Interests.

(b) Nonrecourse Deductions; Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Operating Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated to the OP Unitholders in accordance with their respective Percentage Interests, (ii) any expense of the Operating Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” with respect to the liability to which such deductions are attributable in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Operating Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and

(5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Operating Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner’s “interest in partnership profits” for purposes of determining its share of the excess nonrecourse liabilities of the Operating Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Percentage Interest (if such Partner is an OP Unitholder) or zero (if such Partner is not an OP Unitholder).

(c) Qualified Income Offset. Notwithstanding any provision to the contrary, if a Partner unexpectedly receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). This Section 5.1(c) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith. After the occurrence of an allocation of income or gain to a Partner in accordance with this Section 5.1(c), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.1(c).

(d) Capital Account Deficits. Notwithstanding any provision to the contrary, items of expense or loss shall not be allocated to a Limited Partner to the extent that such allocation would cause or increase a deficit in such Partner’s Adjusted Capital Account at the end of any fiscal year (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)), as determined in accordance with Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5). Any items of expense or loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of items of expense or loss to the General Partner in accordance with this Section 5.1(d), to the extent permitted by Regulations Section 1.704-1(b), items of income or gain shall be allocated to such Partner in an amount necessary to offset the items of loss or deduction previously allocated to such Partner under this Section 5.1(d).

(e) Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Operating Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Operating Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Operating Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Operating Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

(f) Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain, expense and loss that are specially allocated pursuant to Sections 5.1(b), 5.1(c), 5.1(d) and 5.1(g). All allocations of taxable income and loss (and all items contained therein) for federal income tax purposes shall be identical to all allocations of the corresponding items of Profit and Loss as set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the method to be used by the Operating Partnership for allocating items of income, gain, expense and loss as required by Section 704(c) of the Code including a method that may result in a Partner receiving a disproportionately larger share of the Operating Partnership tax depreciation deductions, and such election shall be binding on all Partners.

(g) Curative Allocations. The allocations set forth in Section 5.1(b), (c) and (d) of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Operating Partnership income, gain, loss or deduction pursuant to this Section 5.1(g). Therefore, notwithstanding any other provision of this Section 5.1 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Operating Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Operating Partnership items were allocated pursuant to Section 5.1(a) and (e).

5.2 Distribution of Cash.

(a) The Operating Partnership shall distribute cash on a quarterly basis (or on such other schedule as elected by the General Partner), in an amount determined by the General Partner in its sole and absolute discretion, taking into consideration Section 5.3 hereof, to the Partners who are Partners on the Partnership record date with respect to such quarter (or other distribution period) in accordance with Section 5.2(b); provided, however, that if a new or existing Partner acquires an additional Operating Partnership Unit in exchange for a Capital Contribution on any date other than a Partnership record date, the cash distribution attributable to such additional Operating Partnership Unit relating to the Partnership record date next following the issuance of such additional Operating Partnership Interest shall be reduced in the proportion equal to one minus (i) the number of days that such additional Operating Partnership Unit is held by such Partner bears to (ii) the number of days between such Partnership record date and the immediately preceding Partnership record date.

(b) Except for distributions pursuant to Section 5.6 of this Agreement in connection with the dissolution and liquidation of the Operating Partnership and subject to the provisions of Section 5.2(c), 5.2(d) and 5.5 of this Agreement, distributions shall be made in accordance with the following provisions:

(i) except as set forth in Section 5.2(b)(ii), all distributions of cash shall be made:

(A) first, 100% to the OP Unitholders in accordance with their respective Percentage Interests on the Partnership record date, until the GP Parties have received sufficient distributions pursuant to this clause (A) to allow the GP Parent to pay dividends in the amount or at the rate determined by the Board of Directors;

(B) second, 100% to the Preferred OP Unitholders in accordance with their respective Unpaid Preferred Return on the Partnership record date until the Unpaid Preferred Return on such Partnership record date of each Preferred OP Unitholder has been reduced to zero; and

(C) thereafter, the balance, if any, 100% to the OP Unitholders in accordance with their respective Percentage Interests on the Partnership record date; and

(ii) notwithstanding Section 5.2(b)(i), any Net Sales Proceeds that are distributed in connection with the liquidation and dissolution of the Operating Partnership, or the sale or other disposition of all or substantially all of the Operating Partnership’s assets, whether in a single transaction or a series of transactions, shall be distributed:

(A) first, 100% to the Preferred OP Unitholders in accordance with their respective Unpaid Preferred Return on the date of distribution until the Unpaid Preferred Return on such date of each Preferred OP Unitholder has been reduced to zero; and

(B) second, 100% to the Preferred OP Unitholders in accordance with their respective Total Preference Amounts on the date of distribution until the Total Preference Amount of each Preferred OP Unitholder has been reduced to zero; and

(C) thereafter, the balance, if any, 100% to the OP Unitholders in accordance with their respective Percentage Interests on the date of distribution.

(c) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Operating Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Operating Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Operating Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner, or (ii) if the actual amount to be distributed to the Partner is less than the amount required to be withheld by the Operating Partnership, the actual amount shall be treated as a distribution of cash in the amount of such withholding and the additional amount required to be withheld shall be treated as a loan (a “Operating Partnership Loan”) from the Operating Partnership to the Partner on the day the Operating Partnership pays over such amount to a taxing authority. An Operating Partnership Loan shall be repaid through withholding by the Operating Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Operating Partnership with respect to the Operating Partnership Loan within fifteen (15) days after demand for payment thereof is made by the Operating Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Operating Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Operating Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Operating Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner. Any amounts treated as an Operating Partnership Loan or a General Partner Loan pursuant to this Section 5.2(c) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Operating Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

(d) In no event may a Partner receive a distribution of cash with respect to an Operating Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Operating Partnership Unit has been or will be exchanged.

5.3 REIT Distribution Requirements. The General Partner shall use commercially reasonable efforts to cause the Operating Partnership to distribute amounts (in the sequence and priority set forth in Section 5.2(b)) sufficient to enable the GP Parent to make shareholder distributions that will allow the GP Parent to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.

5.4 No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Operating Partnership.

5.5 Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Operating Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Operating Partnership’s assets.

5.6 Distributions Upon Liquidation. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any Partner loans, any remaining assets of the Operating Partnership shall be distributed to all Partners in accordance with Section 5.2(b)(ii), but only to the extent of the positive balance of the Capital Account of each Partner. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments have been made in accordance with Sections 4.5, 5.1 and 5.2 resulting from Operating Partnership operations and from all sales and dispositions of all or any part of the Operating Partnership’s assets.

Notwithstanding any other provision of this Agreement, the amount by which the value, as determined in good faith by the General Partner, of any property other than cash to be distributed in kind to the Partners exceeds or is less than the Carrying Value of such property shall, to the extent not otherwise recognized by the Operating Partnership, be taken into account in computing Profit and Loss of the Operating Partnership for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Partners, pursuant to this Agreement. To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.7 Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss (and other items of income, gain, loss or deduction) under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Operating Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

5.8 OP Notes. The Partners acknowledge and agree that one or more OP Notes may be issued from time to time in accordance with Section 8.7 hereof. Such OP Notes, if any, will contain allocation provisions that may modify some of the provisions of this Article 5, and such provisions are and shall be automatically incorporated into this Agreement upon the execution and delivery by the Operating Partnership of any such OP Note. During any fiscal year within which any OP Note is issued and outstanding for part or all of such fiscal year, notwithstanding Section 5.1(a), the allocation provisions in such Section 5.1(a) shall be modified as set forth in such OP Notes.

5.9 Partial Redemption of Operating Partnership Units. Nothing in this Article 5 shall be deemed to limit the right of the GP Parties to require a redemption of Operating Partnership Units by the Operating Partnership pursuant to Section 6.10.

ARTICLE 6

RIGHTS, OBLIGATIONS AND

POWERS OF THE GENERAL PARTNER

6.1 Management of the Operating Partnership.

(a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Operating Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Operating Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Operating Partnership:

(i) to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to notes and mortgages and other Real Estate Related Securities, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Operating Partnership;

(ii) to construct buildings and make other improvements on the properties owned or leased by the Operating Partnership;

(iii) to authorize, issue, sell, redeem or otherwise purchase any Operating Partnership Interests or any securities (including secured and unsecured debt obligations of the Operating Partnership, debt obligations of the Operating Partnership convertible into any class or series of Operating Partnership Interests, or options, rights, warrants or appreciation rights relating to any Operating Partnership Interests) of the Operating Partnership;

(iv) to borrow or lend money for the Operating Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Operating Partnership’s assets;

(v) to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Operating Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(vi) to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Operating Partnership’s assets;

(vii) to use assets of the Operating Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the General Partner, the Operating Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

(viii) to lease all or any portion of any of the Operating Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Operating Partnership and whether or not any portion of the Operating Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(ix) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Operating Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Operating Partnership, or the Operating Partnership’s assets;

(x) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Operating Partnership’s assets or any other aspect of the Operating Partnership business;

(xi) to make or revoke any election permitted or required of the Operating Partnership by any taxing authority;

(xii) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Operating Partnership, for the conservation of Operating Partnership assets, or for any other purpose convenient or beneficial to the Operating Partnership, in such amounts and such types, as it shall determine from time to time;

(xiii) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(xiv) to establish one or more divisions of the Operating Partnership, to hire and dismiss employees of the Operating Partnership or any division of the Operating Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Operating Partnership business and to pay therefore such remuneration as the General Partner may deem reasonable and proper;

(xv) to retain other services of any kind or nature in connection with the Operating Partnership business, and to pay therefore such remuneration as the General Partner may deem reasonable and proper;

(xvi) to negotiate and conclude agreements on behalf of the Operating Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Operating Partnership;

(xviii) to distribute Operating Partnership cash or other Operating Partnership assets in accordance with this Agreement;

(xix) to form or acquire an interest in, and contribute property to, any limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx) to establish Operating Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Operating Partnership purpose;

(xxi) to merge, consolidate or combine the Operating Partnership with or into another Person;

(xxii) to do any and all acts and things necessary or prudent to ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code;

(xxiii) the issuance of additional Operating Partnership Units in exchange for services provided or to be provided to or for the benefit of the Operating Partnership; and

(xxiv) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Operating Partnership (including, without limitation, all actions consistent with allowing the GP Parent at all times to qualify as a REIT unless the GP Parent voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Operating Partnership.

6.2 Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Operating Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Operating Partnership as the General Partner may approve.

6.3 Indemnification and Exculpation of Indemnitees.

(a) The Operating Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Operating Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Operating Partnership.

(b) The Operating Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Operating Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Operating Partnership as authorized in this Section 6.3 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c) The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d) The Operating Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Operating Partnership’s activities, regardless of whether the Operating Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 6.3, the Operating Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Operating Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Operating Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) Notwithstanding the foregoing, the Operating Partnership may not indemnify or hold harmless an Indemnitee for any liability or loss unless all of the following conditions are met: (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Operating Partnership; (ii) the Indemnitee was acting on behalf of or performing services for the Operating Partnership; (iii) the liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a director of the General Partner (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director; and (iv) the indemnification or agreement to hold harmless is recoverable only out of net assets of the Operating Partnership. In addition, the Operating Partnership shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

6.4 Liability of the General Partner.

(a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Operating Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Operating Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Operating Partnership, itself and its shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Operating Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the GP Parent’s shareholders on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the GP Parent’s shareholders or the Limited Partners; provided, however, that for so long as the GP Parties directly own a controlling interest in the Operating Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the GP Parent’s shareholders or the Limited Partners shall be resolved in favor of the shareholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

(c) Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Operating Partnership or any decision of the General Partner to refrain from acting on behalf of the Operating Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the GP Parent to continue to qualify as a REIT or (ii) to prevent the GP Parent from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e) Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Operating Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.5 Reimbursement of GP Parties.

(a) Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Operating Partnership.

(b) Each of the GP Parties shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses incurred by such GP Party. If and to the extent any reimbursement made pursuant to this Section 6.5(b) is determined for federal income tax purposes not to constitute a payment of expenses of the Operating Partnership, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Operating Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners’ Capital Accounts.

6.6 Outside Activities. Subject to Section 6.8 hereof, the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Operating Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of either of the GP Parties, and the GP Parties, shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Operating Partnership, including business interests and activities substantially similar or identical to those of the Operating Partnership. Neither the Operating Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the GP Parties shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Operating Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Operating Partnership or any Limited Partner, could be taken by such Person.

6.7 Employment or Retention of Affiliates.

(a) Any Affiliate of the General Partner may be employed or retained by the Operating Partnership and may otherwise deal with the Operating Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Operating Partnership any compensation, price, or other payment therefore which the General Partner determines to be fair and reasonable.

(b) The Operating Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Operating Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c) The Operating Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement, applicable law and the REIT status of the GP Parent.

(d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Operating Partnership, directly or indirectly, except pursuant to transactions that are, in the General Partner’s sole discretion, on terms that are fair and reasonable to the Operating Partnership.

6.8 General Partner Participation. The GP Parties agree that all business activities of the GP Parties, including activities pertaining to the acquisition, development or ownership of any office, retail, multifamily industrial, or other Real Property, Real Estate Related Securities or other property shall be conducted through the Operating Partnership or one or more Subsidiary Partnerships; provided, however, that the General Partner is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the General Partner and the Operating Partnership by a majority of the Independent Directors.

6.9 Title to Operating Partnership Assets. Title to Operating Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Operating Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Operating Partnership assets or any portion thereof. Title to any or all of the Operating Partnership assets may be held in the name of the Operating Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Operating Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Operating Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Operating Partnership as soon as reasonably practicable. All Operating Partnership assets shall be recorded as the property of the Operating Partnership in its books and records, irrespective of the name in which legal title to such Operating Partnership assets is held.

6.10 Miscellaneous. In the event the GP Parent redeems any REIT Shares (including, without limitation, any REIT Shares redeemed in accordance with the share redemption program of the GP Parent), then the General Partner shall cause the Operating Partnership to purchase from the GP Parent a number of Operating Partnership Units as determined based on the application of the Conversion Factor on the same terms that the GP Parent redeemed such REIT Shares. Moreover, if the GP Parent makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Operating Partnership to make a corresponding offer to the GP Parent to acquire an equal number of Operating Partnership Units held by the GP Parent. In the event any REIT Shares are redeemed by the GP Parent pursuant to such offer, the Operating Partnership shall redeem an equivalent number of the GP Parent’s Operating Partnership Units for an equivalent purchase price based on the application of the Conversion Factor. If the GP Parent issues any additional REIT Shares pursuant to its dividend reinvestment plan, automatic purchase plan or any other similar program, then the GP Parent shall contribute the proceeds of any such issuance to the Operating Partnership in accordance with Sections 4.3(a)(ii) and 4.3(c).

6.11 No Duplication of Fees or Expenses. The Operating Partnership may not incur or be responsible for any fee or expense (in connection with the Offering or otherwise) that would be duplicative of fees and expenses paid by the General Partner.

ARTICLE 7

CHANGES IN GENERAL PARTNER

7.1 Transfer of the GP Parties’ Operating Partnership Interest.

(a) The General Partner shall not transfer all or any portion of its General Operating Partnership Interest or withdraw as General Partner, and the GP Parent shall not transfer all or any portion of its Limited Operating Partnership Interest, except as provided in, or in connection with a transaction contemplated by, Section 7.1(c), (d) or (e).

(b) The General Partner shall use commercially reasonable efforts not to transfer all or any portion of its General Operating Partnership Interest, and not to consent to any transfer of all or any portion of a Limited Partnership Interest, in each case that would cause a violation of Section 4.3(d) hereof.

(c) Except as otherwise provided in Section 7.1(d) or (e) hereof, the GP Parent shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the GP Parent’s state of incorporation or organizational form) in each case which results in a change of control of the General Partner (a “Transaction”), unless:

(i) the consent of Limited Partners holding more than 50% of the Percentage Interests and more than 70% of the Preferred Operating Partnership Units (if any) is obtained;

(ii) as a result of such Transaction all Limited Partners will receive (A) for each Operating Partnership Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of one REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Operating Partnership Units shall be given the option to exchange its Operating Partnership Units for the greatest amount of cash, securities, or other property which a Limited Partner holding Operating Partnership Units would have received had it (1) exercised its Redemption Right and (2) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer and (B) for each Preferred Operating Partnership Unit an amount of cash, securities or other property (as applicable based upon the type of consideration and the proportions thereof paid to holders of REIT Shares in the Transaction) equal to the greater of (A) the Total Preference Amount with respect to such Preferred Operating Partnership Unit, calculated as of the date of the Transaction and (B) the fair market value of such Preferred Operating Partnership Unit at such time as determined in good faith by the General Partner by reference to the value paid for the REIT Shares; or

(iii) the GP Parent is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners (other than the GP Parent or any Subsidiary) receive (1) in exchange for their Operating Partnership Units, an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares and (2) in exchange for their Preferred Operating Partnership Units, an amount of cash, securities or other property (as applicable based upon the type of consideration and the proportions thereof paid to holders of REIT Shares in the Transaction) equal to the greater of (A) the Total Preference Amount with respect to such Preferred Operating Partnership Units, calculated as of the date of the Transaction and (B) the fair market value of such Preferred Operating Partnership Units at such time as determined in good faith by the General Partner by reference to the value paid for the REIT Shares.

(d) Notwithstanding Section 7.1(c), the GP Parent may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Operating Partnership Units held by the GP Parent and the GP Parent’s ownership interests in the General Partner, are contributed, directly or indirectly, to the Operating Partnership as a Capital Contribution in exchange for Operating Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the GP Parent, as appropriate, hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.1(d). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for an Operating Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Operating Partnership Units could have acquired had such Operating Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Sections 8.5 and 8.8 hereof so as to approximate the existing rights and obligations set forth in Sections 8.5 and 8.8 as closely as reasonably possible. The above provisions of this Section 7.1(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

In respect of any transaction described in the preceding paragraph, the GP Parties are required to use commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided such efforts are consistent with the exercise of the Board of Directors’ fiduciary duties to the shareholders of the GP Parent under applicable law.

(e) Notwithstanding Section 7.1(c),

(i) a General Partner may transfer all or any portion of its General Operating Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Operating Partnership Interest, may withdraw as General Partner;

(ii) the GP Parent may transfer all or any portion of its Limited Partnership Interest to a wholly-owned Subsidiary of such GP Parent; and

(iii) the GP Parent may engage in a transaction not required by law or by the rules of any national securities exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares.

7.2 Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Operating Partnership only if the following terms and conditions are satisfied:

(a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 hereof in connection with such admission shall have been performed;

(b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Operating Partnership with evidence satisfactory to counsel for the Operating Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c) counsel for the Operating Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that (x) the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act and (y) none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Operating Partnership to be classified other than as a partnership for federal tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.3 Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

(a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Operating Partnership shall be dissolved and terminated unless the Operating Partnership is continued pursuant to Section 7.3(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is, on the date of such occurrence, an Operating Partnership, the withdrawal of, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such Operating Partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within ninety (90) days after such occurrence, may elect to continue the business of the Operating Partnership for the balance of the term specified in Section 2.4 hereof by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute General Partner by consent of (i) a majority in Percentage Interest of the OP Unitholders and (ii) Preferred OP Unitholders, if any, holding at least 70% of the Preferred Operating Partnership Units. If the Limited Partners elect to continue the business of the Operating Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Operating Partnership shall be governed by this Agreement.

7.4 Removal of a General Partner.

(a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death or dissolution of, Event of Bankruptcy as to, or removal of, a partner in, such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

(b) If a General Partner has been removed pursuant to this Section 7.4 and the Operating Partnership is continued pursuant to Section 7.3 hereof, such General Partner shall promptly transfer and assign its General Operating Partnership Interest in the Operating Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.3(b) hereof and otherwise admitted to the Operating Partnership in accordance with Section 7.2 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Operating Partnership Interest of such removed General Partner as reduced by any damages caused to the Operating Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by (i) the General Partner, (ii) a majority in Percentage Interest of the OP Unitholders and (iii) Preferred OP Unitholders, if any, holding at least 70% of the Preferred Operating Partnership Units, within ten (10) days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner, on the one hand, and (i) a majority in Percentage Interest of the OP Unitholders and (ii) Preferred OP Unitholders, if any, holding at least 70% of the Preferred Operating Partnership Units, on the other hand, each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Operating Partnership Interest within thirty (30) days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Operating Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than forty (40) days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Operating Partnership Interest no later than sixty (60) days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Operating Partnership Interest shall be the average of the two appraisals closest in value.

(c) The General Operating Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.4(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Operating Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.4(b).

(d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary, desirable and sufficient to effect all the foregoing provisions of this Section.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

8.1 Management of the Operating Partnership. The Limited Partners shall not participate in the management or control of Operating Partnership business nor shall they transact any business for the Operating Partnership, nor shall they have the power to sign for or bind the Operating Partnership, such powers being vested solely and exclusively in the General Partner.

8.2 Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Operating Partnership Interest.

8.3 Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Operating Partnership. A Limited Partner shall be liable to the Operating Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Operating Partnership.

8.4 Ownership by Limited Partner of Corporate General Partner or Affiliate. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Operating Partnership, jeopardize the classification of the Operating Partnership as an partnership for federal tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

8.5 Redemption Right.

(a) Subject to Sections 8.5(b), 8.5(c), 8.5(d), 8.5(e) and 8.5(f) and the provisions of any agreements between the Operating Partnership and one or more Limited Partners with respect to Operating Partnership Units held by them, each Limited Partner holding Operating Partnership Units, other than the GP Parent, shall, after holding its Operating Partnership Units for at least one year, have the right (subject to the terms and conditions set forth herein) to require the Operating Partnership to redeem (a “Redemption”) all or a portion of the Operating Partnership Units held by such Limited Partner in exchange (a “Redemption Right”) for REIT shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the General Partner in its sole discretion, provided that such Operating Partnership Units (the “Tendered Units”) shall have been outstanding for at least one year. Any Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Operating Partnership (with a copy to the General Partner) by the Limited Partner exercising the Redemption Right (the “Tendering Party”). No Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the Redemption Right for less than 1,000 Operating Partnership Units or, if such Limited Partner holds less than 1,000 Operating Partnership Units, all of the Operating Partnership Units held by such Partner. The Tendering Party shall have no right, with respect to any Operating Partnership Units so redeemed, to receive any distribution paid with respect to Operating Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

(b) If the General Partner elects to redeem Tendered Units for REIT Shares rather than cash, then the Operating Partnership shall direct the GP Parent to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this Section 8.5(b), in which case, (i) the GP Parent, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption Right, and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the GP Parent in exchange for REIT shares. The percentage of the Tendered Units tendered for Redemption by the Tendering Party for which the General Partner elects to issue REIT Shares (rather than cash) is referred to as the “Applicable Percentage.” In making such election to acquire Tendered Units, the Operating Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Limited Partners over another nor discriminates against a group or class of Limited Partners. If the Operating Partnership elects to redeem any number of Tendered Units for REIT Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the GP Parent in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the GP Parent as duly authorized, validly issued, fully paid and accessible REIT Shares free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit (as calculated in accordance with the Articles of Incorporation) and other restrictions provided in the Article of Incorporation, the bylaws of the GP Parent, the Securities Act and relevant state securities or “blue sky” laws. Notwithstanding the provisions of Section 8.5(a) and this Section 8.5(b), the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited under the Articles of Incorporation.

(c) In connection with an exercise of Redemption Rights pursuant to this Section 8.5, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(i) A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit (or, if applicable the Excepted Holder Limit);

(ii) A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption on the Specified Redemption Date; and

(iii) An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.5(c)(1) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Ownership Limit (or, if applicable, the Excepted Holder Limit).

(iv) Any other documents as the GP Parties may reasonably require in connection with the issuance of REIT Shares upon the exercise of the Redemption Right.

(d) Any Cash Amount to be paid to a Tendering Party pursuant to this Section 8.5 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for the GP Parent to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of Tendered Units hereunder to occur as quickly as reasonably possible.

(e) Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights to prevent, among other things, (a) any person from owning shares in excess of the Ownership Limit and the Excepted Holder Limit, (b) the General Partner’s common stock from being owned by less than 100 persons, the General Partner from being “closely held” within the meaning of section 856(h) of the Code, and as and if deemed necessary to ensure that the Operating Partnership does not constitute a “publicly traded partnership” under section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners holding Operating Partnership Units, which notice shall be accompanied by a copy of an opinion of counsel to the Operating Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid having the Operating Partnership be treated as a “publicly traded Operating Partnership” under section 7704 of the Code.

(f) A redemption fee may be charged in connection with an exercise of Redemption Rights pursuant to this Section 8.5.

8.6 Registration. Subject to the terms of any agreement between any of the GP Parties and one or more Limited Partners with respect to Operating Partnership Units held by them:

(a) Registration of the Common Stock. The GP Parent agrees to file with the Commission a registration statement covering the resale of the REIT Shares that may be issued upon redemption of such Operating Partnership Units pursuant to Section 8.5 hereof (“Redemption Shares”) if a Limited Partner or Limited Partners who together hold Redemption Shares having an aggregate value of at least $10 million (based on the then current price) request that the GP Parent register for resale such Redemption Shares. Such requests shall be made in writing and shall state the number of Redemption Shares to be disposed of. Within 30 days after receipt of a request for registration, whatever the amount of the Redemption Shares requested to be registered, the General Partner shall give written notice of such request to all other Limited Partners holding Operating Partnership Units; provided however, that the General Partner shall be obligated to give such notice no more than one time in any six-month period. Further, the GP Parent shall include in a registration statement all such Redemption Shares with respect to which the GP Parent has received written requests for inclusion therein (whether or not such Redemption Shares have been issued) within 15 days after the receipt of the GP Parent’s notice. The GP Parent further agrees to use its commercially reasonable efforts to file the registration statement within 90 days of its receipt of the written request described above, and to maintain the effectiveness of such registration statement for a period of no more than two years.

(b) Listing on Securities Exchange. If the GP Parent shall list or maintain the listing of any REIT Shares on any securities exchange or national market system, it will at its expense and as necessary to permit the registration and sale of the Redemption Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Redemption Shares.

(c) Registration Not Required. Notwithstanding the foregoing, the GP Parent shall not be required to file or maintain the effectiveness of a registration statement covering the resale of Redemption Shares if, in the opinion of counsel to the GP Parent, such Redemption Shares could be sold by the holders thereof pursuant to Rule 144 under the Securities Act, or any successor rule thereto.

8.7 Optional Exchange of Preferred Operating Partnership Units For OP Note. At any time after the release of funds pursuant to Section 5(a) of that certain Escrow Agreement by and among the GP Parent, UMB Bank, N.A. and Boston Financial Data Services, Inc., entered into on or after the date of this Agreement in connection with the Offering, and from time to time thereafter, each Preferred OP Unitholder shall have the option, pursuant and subject to the terms and conditions of this Section 8.7, to convert a portion of such Preferred OP Unitholder’s Preferred Operating Partnership Units into a promissory note issued by the Operating Partnership and payable to such Preferred OP Unitholder, substantially in the form of Exhibit C attached hereto (each, an “OP Note”).

(a) Quarterly Determination of Preferred Operating Partnership Units Subject to Option. Within fifteen (15) business days after the end of each calendar quarter, the General Partner, acting on behalf of the Operating Partnership, shall provide a written notice (each, a “Quarterly Conversion Option Notice”) to each Preferred OP Unitholder, which notice shall state (i) the aggregate net Capital Contributions actually made by the GP Parties to the Operating Partnership pursuant to Section 4.3(a) (and excluding any deemed Capital Contributions pursuant to Section 4.3(c) hereof) during such calendar quarter in connection with any issuances of REIT Shares (such amount, the “Quarterly Raise Amount”), (ii) the aggregate dollar value of Preferred Operating Partnership Units that have become subject to optional conversion pursuant to this

Section 8.7 with respect to such calendar quarter (such amount, the “Quarterly Conversion Option Amount”), which shall be an amount equal to the least of (A) fifty percent (50%) of the Quarterly Raise Amount, (B) the Leverage Limitation Amount (as determined in accordance with Section 8.7(c) hereof), and (C) the Total Preference Amount (as of the last business day of the month immediately following the end of such calendar quarter) that is allocable to any then-outstanding Preferred Operating Partnership Units, excluding for purposes of this clause (C) any Subordinated Convertible Units (as defined below) (as of such date, the “Priority Convertible Units”), and (iii) for each Preferred OP Unitholder, the Operating Partnership’s calculation and identification of the Priority Convertible Units held by such Preferred OP Unitholder that are then subject to optional conversion pursuant to this Section 8.7 (as to each Preferred OP Unitholder, the “Currently Convertible Units”), as determined by the General Partner in good faith pursuant to Section 8.7(b) hereof.

(b) Calculation and Identification of Currently Convertible Units and Currently Convertible Subordinate Convertible Units.

(i) In preparing each Quarterly Conversion Option Notice, the General Partner shall first allocate to each Preferred OP Unitholder a portion of the Quarterly Conversion Option Amount equal to such Quarterly Conversion Option Amount multiplied by a fraction the numerator of which is such Preferred OP Unitholder’s Total Preference Amount (as of the last business day of the month immediately following the end of such calendar quarter) with respect to Priority Convertible Units and the denominator of which is the aggregate Total Preference Amount (as of the same date) of all Priority Convertible Units. Then, the General Partner shall identify for each Preferred OP Unitholder a number of Priority Convertible Units for which the Total Preference Amount (as of the same date) is equal to such portion of the Quarterly Conversion Option Amount that was determined to be allocable to such Preferred OP Unitholder, and such Priority Convertible Units shall be treated as Currently Convertible Units. Such identification shall be on a “first in first out” basis, so that the General Partner shall identify the Priority Convertible Units held by such Preferred OP Unitholder the longest (i.e., that were issued the earliest). At the General Partner’s sole discretion, the General Partner may identify a fractional number of Priority Convertible Units or may round to the nearest whole number of Priority Convertible Units in determining and identifying the Currently Convertible Units for each Preferred OP Unitholder.

(ii) For purposes of this Agreement, the term “Subordinated Convertible Units” with respect to a given calendar quarter means, as of the last business day of the month immediately following the end of such calendar quarter, any then-outstanding Preferred Operating Partnership Units that were eligible for optional conversion pursuant to this Section 8.7 as Currently Convertible Units in any previous quarter but that were not so converted in any such previous quarter accordance with Section 8.7(d).

(iii) If there are any outstanding Subordinated Convertible Units with respect to a given calendar quarter, and if the Leverage Limitation Amount for such calendar quarter exceeds the Quarterly Conversion Option Amount for such calendar quarter (such excess amount, the “Quarterly Subordinate Conversion Amount”), then the holders of any Subordinated Convertible Units may exercise the optional conversion with respect to Subordinated Convertible Units with an aggregate Total Preference Amount (as of the last business day of the month immediately following the end of such calendar quarter) equal to the Quarterly Subordinate Conversion Amount. In order to determine which of the Subordinated Convertible Units may be exercised following any such calendar quarter, the Quarterly Subordinate Conversion Amount shall be allocated among the Preferred OP Unitholders that hold Subordinated Convertible Units in a substantially similar manner as the allocation of the Quarterly Conversion Option Amount among the Priority Convertible Units, except that only the Subordinated Convertible Units shall be considered in connection with allocation.

(c) Leverage Limitation Amount. Prior to the issuance of any Quarterly Conversion Option Notice in accordance with Section 8.7(a) hereof, the General Partner shall determine, in its sole discretion, the maximum Quarterly Conversion Option Amount that could be stated in such Quarterly Conversion Option Notice such that, assuming the full amount of Currently Convertible Units were converted into OP Notes in accordance with this Section 8.7, the 300% leverage limitation set forth in the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association adopted on May 7, 2007, as applicable to the GP Parties and/or the Operating Partnership (as determined and calculated by the General Partner in its sole discretion), would not be exceeded except to the extent approved by the Board of Directors including a majority of Independent Directors (such maximum amount, the “Leverage Limitation Amount”). If the Leverage Limitation Amount is less than fifty percent (50%) of the applicable Quarterly Raise Amount, the General Partner shall state the Leverage Limitation Amount in its Quarterly Conversion Option Notice. In addition, if there are any Subordinated Convertible Units then outstanding, the General Partner shall state the Leverage Limitation Amount, the Quarterly Subordinate Conversion Amount and the identification and allocation of Subordinate Convertible Units pursuant to Section 8.7(b)(iii) (in each case, if applicable) in its Quarterly Conversion Option Notice.

(d) Election By Preferred OP Unitholder. Within five (5) business days after its receipt of a Quarterly Conversion Option Notice, each Preferred OP Unitholder shall notify the General Partner in writing of such Preferred OP Unitholder’s decision to, or not to, exercise the optional conversion pursuant to this Section 8.7 with respect to all, none or some of such Preferred OP Unitholder’s Currently Convertible Units (specifically identifying the selected Currently Convertible Units if necessary, by reference to issuance date as well as Total Preference Amount (as of the last business day of the month in which such Quarterly Conversion Option Notice was sent)) and, if applicable, such Preferred OP Unitholder’s Subordinate Convertible Units. If a Preferred OP Unitholder fails to deliver written notice to the General Partner within such five (5) business day period, then such Preferred OP Unitholder shall be irrevocably deemed to have elected to exercise the optional conversion pursuant to this Section 8.7 with respect to all of such Preferred OP Unitholder’s Currently Convertible Units and, if applicable, with respect to all of such Preferred OP Unitholder’s Subordinate Convertible Units that are then eligible for conversion. In the event that either such Preferred OP Unitholder notifies the General Partner in writing that it has decided not to exercise the optional conversion pursuant to this Section 8.7 with respect to all or any portion of such Preferred OP Unitholder’s Currently Convertible Units, such OP Unitholder may only exercise the optional conversion with respect to such then deemed Subordinate Convertible Units at such times as provided in Section 8.7(b)(iii).

(e) Consummation of Election to Convert. If and to the extent that a Preferred OP Unitholder timely elects or is deemed to have elected to exercise the optional conversion pursuant to this Section 8.7 with respect to certain Preferred Operating Partnership Units in response to a particular Quarterly Conversion Option Notice, then such conversion shall be effective as of the last business day of the month in which such Quarterly Conversion Option Notice was delivered. On such effective date, (i) the Operating Partnership shall execute and deliver to such Preferred OP Unitholder an OP Note with an initial principal amount equal to the Total Preference Amount (as of such effective date) of such Preferred Operating Partnership Units, (ii) such Preferred Operating Partnership Units shall be cancelled and extinguished for all purposes under this Agreement and (iii) the Operating Partnership and such Preferred OP Unitholder shall execute and deliver such additional instruments or documents as are reasonably requested by either such party to effect such conversion pursuant to this Section 8.7.

(f) Termination of Conversion Option. Notwithstanding the foregoing provisions of this Section 8.7, at such time, if any, at which (i) there are no Preferred Operating Partnership Units outstanding, and (ii) the Capital Commitments of the Initial Preferred OP Unitholders have either been fully called and satisfied or have terminated, the Operating Partnership shall no longer have any obligation to initiate or implement the provisions of this Section 8.7 and this Section 8.7 shall have no further force or effect from and after such time.

8.8 Optional Exchange of Preferred Operating Partnership Units For Operating Partnership Units. Each Preferred OP Unitholder shall have the option, at any time, pursuant and subject to the terms and conditions of this Section 8.8, to convert all or any portion of such Preferred OP Unitholder’s Preferred Operating Partnership Units into Operating Partnership Units.

(a) Exercise of Option. If a Preferred OP Unitholder desires to exercise the optional conversion pursuant to this Section 8.8, then such Preferred OP Unitholder shall notify the General Partner in writing that such Preferred OP Unitholder wishes to exercise the optional conversion pursuant to this Section 8.8 with respect to all, none or some of such Preferred OP Unitholder’s Preferred Operating Partnership Units (specifically identifying the selected Preferred Operating Partnership Units if necessary, by reference to issuance date as well as Total Preference Amount (as of the last business day of the current or immediately subsequent calendar month, provided that such business day must be specified in such notice and must occur at least fifteen (15) business days after date that the General Partner receives such notice) (“Effective Exchange Date”)).

(b) Closing of Option. If a Preferred OP Unitholder properly exercises the optional conversion pursuant to this Section 8.8, then, effective on the Effective Exchange Date, and without further action from any party other than a written and signed acknowledgement from the General Partner, the identified Preferred Operating Partnership Units shall be converted for all purposes under this Agreement into a number of newly issued Operating Partnership Units equal to (i) the Total Preference Amount as of the Effective Exchange Date of such Preferred Operating Partnership Units divided by (ii) the Value of a REIT Share; provided that for purposes of such calculation, the Value of a REIT Share shall be reduced by any applicable discount that would apply if such Preferred OP Unitholder had acquired REIT Shares directly from the REIT for cash equal to the Total Preference Amount as of the Effective Exchange Date of such Preferred Operating Partnership Units, with such applicable discount reasonably determined by the Board of Directors.

8.9 Deemed Redemption of Preferred Operating Partnership Units. Notwithstanding any other provision of this Agreement, a Preferred Operating Partnership Unit shall be deemed to have been redeemed and cancelled, and shall no longer remain outstanding, upon the earliest to occur of the following: (a) the effective date of exchange of such Preferred Operating Partnership Unit for an OP Note (or portion thereof) in accordance with Section 8.7; (b) the effective date of conversion of such Preferred Operating Partnership Unit into Operating Partnership Unit(s) in accordance with Section 8.8; and (c) the distribution pursuant to Section 5.2(b)(ii)(B) to the Preferred OP Unitholder of such Preferred Operating Partnership Unit of an amount equal to the Capital Contribution attributable to such Preferred Operating Partnership Unit. For purposes of clause (c) of the preceding sentence, distributions pursuant to Section 5.2(b)(ii)(B) shall be allocated on a “first in, first out” basis, i.e., the oldest issued Preferred Operating Partnership Units shall be deemed to have been redeemed and cancelled first.

8.10 Distribution Reinvestment Plan. OP Unitholders may have the opportunity to join the GP Parent’s distribution reinvestment plan by completing an enrollment form which is available upon request. A copy of the GP Parent’s distribution reinvestment plan is also available upon request. The shares of the GP Parent’s common stock which may be issued under the GP Parent’s distribution reinvestment plan are offered only by a prospectus.

ARTICLE 9

TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

9.1 Purchase for Investment.

(a) Each Limited Partner hereby represents and warrants to the General Partner and to the Operating Partnership that the acquisition of his Operating Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Operating Partnership Interest.

(b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Operating Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agree not to sell, assign or transfer such Operating Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

9.2 Restrictions on Transfer of Limited Partnership Interests.

(a) Subject to the provisions of 9.2(b) and (c), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Operating Partnership in connection therewith.

(b) No Limited Partner may withdraw from the Operating Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Operating

Partnership Interest pursuant to this Article 9 or pursuant to a redemption of all of its Operating Partnership Units pursuant to Section 8.5 or pursuant to the conversion of all of the Limited Partner’s Preferred Operating Partnership Units pursuant to Section 8.7. Upon the permitted Transfer or redemption of all of a Limited Partner’s Operating Partnership Interest, such Limited Partner shall cease to be a Limited Partner.

(c) Notwithstanding Section 9.2(a) and subject to Sections 9.2(d), (e) and (f) below, a Limited Partner may Transfer, without the consent of the General Partner, all or a portion of its Operating Partnership Interest to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), of which trust such Limited Partner or any such person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners.

(d) No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Operating Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e) No Transfer by a Limited Partner of its Operating Partnership Interest, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Operating Partnership, the transfer would result in the Operating Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Operating Partnership, it would adversely affect the ability of the GP Parent to continue to qualify as a REIT or subject the GP Parent to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(f) No transfer by a Limited Partner of any Operating Partnership Interest may be made to a lender to the Operating Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Operating Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Operating Partnership and the General Partner to exchange or redeem for the Cash Amount any Operating Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a Partner in the Operating Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(g) Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Operating Partnership.

(h) Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

9.3 Admission of Substitute Limited Partner.

(a) Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Operating Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:

(i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(iii) The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.

(iv) If the assignee is a corporation, partnership, limited liability company or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Operating Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.

(vi) The assignee shall have paid all legal fees and other expenses of the Operating Partnership and the GP Parties and filing and publication costs in connection with its substitution as a Limited Partner.

(vii) The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b) For the purpose of allocating Profits and Losses and distributing cash received by the Operating Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Operating Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Operating Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Operating Partnership.

9.4 Rights of Assignees of Operating Partnership Interests.

(a) Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Operating Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Operating Partnership Interest until the Operating Partnership has received notice thereof.

(b) Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

9.5 Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Operating Partnership, and the business of the Operating Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Operating Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.6 Joint Ownership of Interests. An Operating Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Operating Partnership Interest shall be required to constitute the action of the owners of such Operating Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Operating Partnership has been provided with evidence satisfactory to the counsel for the Operating Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of an Operating Partnership Interest held in a joint tenancy with a right of survivorship, the Operating Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Operating Partnership need not recognize the death of one of the owners of a jointly-held Operating Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Operating Partnership Interest to be divided into two equal Operating Partnership Interests, which shall thereafter be owned separately by each of the former owners.

ARTICLE 10

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.1 Books and Records. At all times during the continuance of the Operating Partnership, the Partners shall keep or cause to be kept at the Operating Partnership’s specified office true and complete books of account in accordance with GAAP, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all Certificates of amendment thereto, (c) copies of the Operating Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Operating Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.2 Custody of Operating Partnership Funds; Bank Accounts.

(a) All funds of the Operating Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b) All deposits and other funds not needed in the operation of the business of the Operating Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Operating Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.2(b).

10.3 Fiscal and Taxable Year. The fiscal and taxable year of the Operating Partnership shall be the calendar year except as otherwise may be required by applicable law.

10.4 Annual Tax Information and Report. The General Partner shall furnish to each person who was a Limited Partner at any time during each fiscal year the tax information necessary to file such Limited Partner’s individual tax returns for such year as shall be required by law, taking into account any applicable extensions.

10.5 Tax Matters Partner; Tax Elections; Special Basis Adjustments.

(a) The General Partner shall be the Tax Matters Partner of the Operating Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Operating Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Operating Partnership as Tax Matters Partner shall constitute Operating Partnership expenses. In the event the General Partner receives notice of a final Operating Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

(b) All elections required or permitted to be made by the Operating Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion; provided that if any such election (or the absence of such election) has or may have a material effect on the Preferred OP Unitholders that differs from the effect on other Partners, then the General Partner’s decisions with respect such election shall require the consent of the Preferred OP Unitholders, with such consent not to be unreasonably withheld.

(c) In the event of a transfer of all or any part of the Operating Partnership Interest of any Partner, the Operating Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Operating Partnership’s assets. Notwithstanding anything contained in Article 5 of this Agreement, any adjustments made pursuant to Section 754 of the Code shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Operating Partnership with all information necessary to give effect to such election.

10.6 Reports to Limited Partners.

(a) As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), the General Partner shall cause to be mailed to each Limited Partner a quarterly report containing financial statements of the Operating Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal quarter, presented in accordance with GAAP. As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Operating Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with GAAP. The annual financial statements shall be audited by accountants selected by the General Partner.

(b) Any Partner shall further have the right to a private audit of the books and records of the Operating Partnership at the expense of such Partner, provided such audit is made for Operating Partnership purposes and is made during normal business hours.

ARTICLE 11

AMENDMENT OF AGREEMENT; MERGER

The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect or merge or consolidate the Operating Partnership with or into any other Operating Partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.1(c), (d) or (e) hereof; provided, however, that the following amendments and any other merger or consolidation of the Operating Partnership shall require the consent of Limited Partners the consent of Limited Partners holding more than 50% of the Percentage Interests of the OP Unitholders that are Limited Partners and more than 70% of the Preferred Operating Partnership Units, if any:

(a) any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as provided in Section 8.5(d) or 7.1(d) hereof) in a manner adverse to the Limited Partners;

(b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Preferred Operating Partnership Units pursuant to Section 4.2 hereof or Operating Partnership Units pursuant to Section 4.3 hereof;

(c) any amendment that would alter the Operating Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Preferred Operating Partnership Units pursuant to Section 4.2 hereof or Operating Partnership Units pursuant to Section 4.3 hereof; or

(d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Operating Partnership.

ARTICLE 12

GENERAL PROVISIONS

12.1 Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Operating Partnership shall be delivered at or mailed to its specified office.

12.2 Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Operating Partnership and their respective legal representatives, successors, transferees and assigns.

12.3 Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

12.4 Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.5 Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.6 Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

12.7 Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that any cause of action for violation of federal or state securities laws shall not be governed by this Section 12.9.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Limited Partnership Agreement, all as of the 19th day of December, 2008.

GENERAL PARTNER:

CNL Macquarie Growth TRS LLC

By:	CNL Macquarie Global Growth Trust, Inc., its managing member

By:	/s/ Curtis B. McWilliams
Name:	Curtis B. McWilliams
Title:	President

LIMITED PARTNERS:

CNL Macquarie Global Growth Trust, Inc.

By:	/s/ Curtis B. McWilliams
Name:	Curtis B. McWilliams
Title:	President

CNL Real Estate Group, Inc.

By:	/s/ Robert A. Bourne
Name:	Robert A. Bourne
Title:	Vice President

Macquarie Real Estate Advisory Services LLC

By:	/s/ Mark Mullen
Name:	Mark Mullen
Title:	Authorized Signatory

EXHIBIT A

Partner	Cash Contribution	Operating Partnership Units	Preferred Operating Partnership Units	Percentage Interest
GENERAL PARTNER:

CNL Macquarie Growth TRS LLC 450 South Orange Ave. Orlando, FL 32801	$2,000	240	0	1.0%

ORIGINAL LIMITED PARTNERS:

CNL Macquarie Global Growth Trust, Inc. 450 South Orange Ave. Orlando, FL 32801	$198,000	23,770	0	99.0%

CNL Real Estate Group, Inc. 450 South Orange Ave. Orlando, FL 32801	$0	0	0	0%

Macquarie Real Estate Advisory Services LLC One North Wacker Drive, 9th Floor Chicago, IL 60606	$0	0	0	0%

Totals	$200,000	24,010	0	100%

EXHIBIT B

NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 8.5 of the Amended and Restated Limited Partnership Agreement (the “Agreement”) of CNL Macquarie Growth, LP, the undersigned hereby irrevocably (i) presents for redemption              Operating Partnership Units in CNL Macquarie Growth, LP in accordance with the terms of the Agreement and the Redemption Right referred to in Section 8.5 thereof, (ii) surrenders such Operating Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: ,
(Name of Limited Partner)

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:

Social Security or Tax I.D. Number:

EXHIBIT C

FORM OF OP NOTE

THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED BY THE PAYEE FOR ITS OWN ACCOUNT, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO THE DISTRIBUTION OF SUCH SECURITIES. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND COMPLIANCE WITH SUCH STATE SECURITIES LAWS, IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO MAKER THAT SUCH REGISTRATION AND/OR COMPLIANCE IS NOT REQUIRED.

NON-NEGOTIABLE PROMISSORY NOTE

$[ ]	[Date]
Orlando, Florida

FOR VALUE RECEIVED, CNL Macquarie Growth, LP, a Delaware limited partnership (the “Maker”), hereby promises to pay to the order of [CNL Real Estate Group, Inc.] [Macquarie Real Estate Advisory Services LLC] (the “Payee”) in the manner specified below, in lawful money of the United States of America which shall be legal tender for payment of all debts, public and private, the principal amount of $[                    ]. This Note is issued pursuant to that certain Limited Partnership Agreement of CNL Macquarie Growth, LP, dated December     , 2008, among CNL Macquarie Growth TRS LLC, CNL Macquarie Global Growth Trust, Inc., CNL Real Estate Group, Inc. and Macquarie Real Estate Advisory Services LLC (as amended from time to time, the “Partnership Agreement”). Each capitalized term used but not defined in this Note shall have the meaning assigned to it in the Partnership Agreement.

1. Maturity Date. This Note shall mature on the first anniversary date of the date hereof (the “Maturity Date”). All unpaid principal and other amounts payable under this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date. Whenever any payment to be made is due on a day other than a Business Day, the payment shall be made on the next succeeding Business Day, and the extension of time shall be included in the calculation of interest due. “Business Day” means a day other than a Saturday, Sunday or public holiday or the equivalent for banks generally under the laws of the State of Florida.

2. Interest. The unpaid principal amount of this Note shall bear interest at a rate equal to fifteen percent (15.0%) per annum, compounding quarterly, from the date hereof until the date such principal amount is repaid, computed on the basis of the actual number of days elapsed and a year of 365 or 366 days, as applicable.

3. Prepayment.

(a) Optional Prepayment. This Note may be prepaid as a whole or in part at any time, at the option of the Maker, without premium or penalty of any kind.

(b) Application of Prepayments. Any payments made pursuant to this Section 3 shall be applied first to any amounts owed under Section 10 of this Note, then to accrued but unpaid interest on this Note, and finally to the principal amount of this Note.

4. Event of Default. The occurrence of the following shall constitute an “Event of Default”:

(a) Failure to Pay. Maker shall fail to pay when due any payment on this Note;

(b) Voluntary Bankruptcy or Insolvency Proceedings. Maker shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing;

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, or such case or proceeding shall not be dismissed or discharged within 30 days of commencement; or

(d) Payment Default Under other Debt. Maker shall be in default under any material payment obligation under its indebtedness other than this Note, and such default shall have continued beyond any applicable notice, cure or grace period provided under the applicable document.

5. Rights of Payee Upon an Event of Default. Upon the occurrence or existence of any Event of Default, immediately and without notice, all outstanding obligations payable by Maker hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained in this Note to the contrary notwithstanding. Upon and during the existence of an Event of Default, any amount due but unpaid under this Note shall bear interest at the lesser of twenty percent (20%) per annum and the highest legally permissible interest rate. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the

Payee may exercise any other right, power or remedy granted to it by the Partnership Agreement or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6. Non-Negotiable. This Note is non-negotiable, and may not be assigned, pledged or otherwise transferred (including, without limitation, a transfer by operation of law) by the Payee.

7. Waivers. Except as expressly provided herein, the Maker hereby waives demand, presentment for payment, notice of dishonor, protest, and notice of protest and diligence in collection or bringing suit and agrees that the Payee may accept partial payment, without discharging or releasing any unreleased obligations evidenced hereby.

8. Governing Law; Jury Waiver. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws thereof. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE.

9. Notices. All notices, demand or other communications that are required or permitted to be given pursuant to the terms of this Note shall be in writing and shall be delivered by hand, faxed or sent by recognized overnight delivery service. Such communications shall be deemed to have been duly given when delivered by hand, faxed (with appropriate confirmation of receipt) or received, as follows:

If to the Maker, to:

CNL Macquarie Growth, LP

c/o CNL Macquarie Growth TRS LLC

450 South Orange Avenue

Orlando, FL 32801

Fax: (407) 540-2500

If to the Payee, to:

[ADDRESS]

Fax: (            )          -

or to such other address as the Maker or the Payee may furnish in writing for such purpose.

10. Costs of Collection. The Maker hereby agrees to pay all costs of collection of this Note, including reasonable attorneys’ fees and costs paid or incurred in connection with collection by suit or otherwise, which amounts may, at the option of the Payee, be added to the principal amount of this Note.

11. Amendment. This Note may not be modified, amended or terminated, except in a written instrument executed by both the Maker and the Payee.

12. Tax Provisions. The Maker and the Payee agree that for federal income tax purposes, notwithstanding anything to the contrary in the Partnership Agreement, the following provisions shall apply:

(a) Tax Treatment of Payee as Partner. If the Payee no longer holds an economic interest in Maker under applicable state law (notwithstanding this Note or any other OP Notes that may have been issued to Payee), then, pursuant to Treasury Regulation Section 1.736-1(a)(1)(ii), the Payee shall continue to be treated as a partner of the Maker for federal income tax purposes until the last date on which the Payee continues to be owed any principal or interest under the terms of this Note.

(b) Effect on the Payee’s Capital Account; Certain Definitions.

(i) Pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e)(2), the Payee’s Capital Account shall not be debited upon the issuance of this Note by the Maker to the Payee on the date hereof.

(ii) For purposes of this Note, the “Conversion Capital Account” shall be an amount equal to the portion of the Payee’s Capital Account attributable to the Payee’s Currently Convertible Units that were exchanged for this Note on the date hereof, calculated as of immediately prior to such exchange. The calculation of the Conversion Capital Account shall be done after, and shall take into account, any revaluation of the Maker’s property pursuant to Section 4.5 of the Partnership Agreement, and any resulting book allocations of Profit or Loss arising from such revaluation pursuant to Section 5.1 (and taking into account Treasury Regulations Section 1.704-1(b)(2)(iv)(g)), which occur with respect to any contribution to the Operating Partnership or distribution from the Operating Partnership occurring on or prior to the date hereof.

(iii) For purposes of this Note, the “Unallocated Built-in Gain” shall be the difference, if any, between the original principal amount of this Note and the Conversion Capital Account.

(c) Payments on the Note.

(i) Any and all interest accrued and/or paid under this Note shall be treated as a guaranteed payment from the Maker to the Payee pursuant to Section 707(c) of the Code.

(ii) Any and all principal payments made under this Note shall reduce the Payee’s Capital Account by the amount of such payment.

(d) Allocations of Profit. Notwithstanding anything to the contrary in Section 5.1(a)(i)(B) of the Partnership Agreement, and subject to Section 12(f) of this Note, while this Note is outstanding, prior to any allocation of Profit to any Preferred OP Unitholder under such Section 5.1(a)(i)(B), Profit shall first be allocated to the Payee, until the aggregate allocations of Profit under this Section 12(d) (net of any Loss allocations under Section 12(e)) equal the Unallocated Built-in Gain.

(e) Allocations of Loss. Notwithstanding anything to the contrary in Section 5.1(a)(ii)(D) of the Partnership Agreement, and subject to Section 12(f) of this Note, while this Note is outstanding, prior to any allocation of Loss to any OP Unitholder under such Section 5.1(a)(ii)(D), Loss shall first be allocated to the Payee, until the aggregate allocations of Loss under this Section 12(e) equal the sum of (i) the Conversion Capital Account and (ii) any allocations of Profit under Section 12(d).

(f) Coordination with Other OP Notes. If more than one OP Note has been issued and is outstanding at any time, then Sections 12(d) and 12(e) of this Note shall be applied on a collective basis with any other OP Notes then outstanding, on a pro rata basis based on the amounts to be allocated to each applicable payee (including the Payee).

IN WITNESS WHEREOF, the Maker has executed and delivered the foregoing Note as of the day and year first above written.

CNL MACQUARIE GROWTH, LP

By:	CNL MACQUARIE GROWTH TRS LLC, a Delaware limited liability company
Its:	General Partner

	By:	CNL MACQUARIE GLOBAL GROWTH TRUST, INC., a Maryland corporation
	Its:	Managing Member

By: Name: Curtis B. McWilliams Title: President

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